Exhibit 5.1

August 10, 2020

Schrödinger, Inc.

120 West 45th Street, 17th Floor

New York, New York 10036

Ladies and Gentlemen:

We are acting as special Delaware counsel to Schrödinger, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) to register the sale of up to 5,175,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company, pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company, the stockholder of the Company listed on Schedule I to the Underwriting Agreement (the “Selling Stockholder”) and the several underwriters identified therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement, and of which (i) up to 4,675,000 Shares will be issued and sold by the Company (the “Company Shares”) and (ii) the remaining 500,000 Shares will be sold by the Selling Stockholder (the “Selling Stockholder Shares”). In this connection, you have requested our opinions as to certain matters under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

For the purpose of rendering our opinions as expressed herein, we have been furnished and have reviewed the following documents:

(i)    the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 22, 1995, as amended by the Agreement of Merger, dated May 31, 1995, between the Company, all of the directors thereof, Schrödinger, Inc., a California corporation, and all of the directors thereof, as filed with the Secretary of State on June 7, 1995, the Certificate of Amendment of Certificate of Incorporation of the Company, as filed with the Secretary of State on October 10, 1997, the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on January 7, 1999, the Certificate of Amendment of the Certificate of Incorporation of the Company, as filed with the Secretary of State on June 14, 2000, the Certificate of Renewal and Revival of Charter of the Company, as filed with the Secretary of State on March 30, 2001, the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on

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August 10, 2020

March 27, 2002, the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on April 27, 2010, the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on April 26, 2012, the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on December 11, 2012, the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on September 25, 2014, the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on June 12, 2015, the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on November 28, 2017, the Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on October 2, 2018, the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on November 9, 2018, the Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on April 24, 2019, the Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on July 22, 2019, the Certificate of Validation of the Company, as filed with the Secretary of State on December 18, 2019, the Certificate of Validation of the Company, as filed with the Secretary of State on December 18, 2019, the Certificate of Validation of the Company, as filed with the Secretary of State on December 18, 2019, the Certificate of Validation of the Company, as filed with the Secretary of State on December 18, 2019, the Certificate of Validation of the Company, as filed with the Secretary of State on December 18, 2019, the Certificate of Validation of the Company, as filed with the Secretary of State on December 18, 2019, the Certificate of Validation of the Company, as filed with the Secretary of State on December 18, 2019, the Certificate of Validation of the Company, as filed with the Secretary of State on December 18, 2019, and the Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on January 24, 2020, and the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on February 10, 2020 (collectively, the “Certificate of Incorporation”);

(ii)    the bylaws of the Company as in effect at all relevant times;

(iii)    the Underwriting Agreement;

(iv)    a certificate of an officer of the Company (including the resolutions of the board of directors (the “Board”), the Pricing Committee of the Board (the “Pricing Committee”) and the stockholders of the Company and the other documents and materials attached thereto and certified therein), dated on or about the date hereof, as to certain matters (the “Officer’s Certificate”);

(v)    the Registration Statement; and

(vi)    a certificate of the Secretary of State, dated on or about the date hereof, as to the good standing of the Company.

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August 10, 2020

With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; (d) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions as expressed herein; and (e) all documents submitted to us as forms will be duly completed in a manner consistent with the opinions stated herein. We have reviewed such documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed and have not verified the accuracy as to the factual matters of the documents we have reviewed, including the factual matters set forth in the Officer’s Certificate. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company employs other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents, other than this opinion.

Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinions as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that:

1.    The Company Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the Underwriting Agreement and the resolutions of the Board and the Pricing Committee relating thereto, will be validly issued, fully paid and non-assessable under the General Corporation Law.

2.    The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and non-assessable under the General Corporation Law.

The foregoing opinions are subject to the following exceptions, limitations and qualifications:

A.    We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the General Corporation Law currently in effect, and we have not considered and express no opinion on the effect of any other laws or the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body. In addition, we have not considered and express no opinion as to the applicability of or any compliance with the Delaware Securities Act, 6 Del. C. § 73-101 et seq., or any rules or regulations promulgated thereunder.

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August 10, 2020

B.    This opinion speaks only as of the date hereof, and we shall have no obligation to update this opinion in any respect after the date hereof, including with respect to changes in law occurring on or after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and to reference our firm in the Registration Statement or related prospectus under the heading “Legal Matters.” In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

SN/RBG